EXHIBIT 99.2

               Company Contact:      Ed Rosenfeld
                                     Vice President, Strategic Planning/Finance
                                     Steven Madden, Ltd.
                                     (718) 446-1800

               Investor Relations:   Cara O'Brien/Lauren Puffer
               Press:                Melissa Merrill
                                     Financial Dynamics
                                     (212) 850-5600

FOR IMMEDIATE RELEASE
---------------------

          STEVEN MADDEN, LTD. ANNOUNCES SPECIAL ONE-TIME CASH DIVIDEND

LONG ISLAND CITY, N.Y. - November 2, 2005 - Steven Madden, Ltd. (NASDAQ: SHOO), a leading designer, wholesaler and marketer of fashion footwear for women, men and children, today announced that its Board of Directors has authorized a special one-time cash dividend of $1.00 per outstanding share of common stock. The dividend will be paid on November 23, 2005 to shareholders of record at the close of business on November 14, 2005.

         Combined with the $7.7 million of share repurchases so far this year, this one-time dividend will increase the amount of capital the Company has returned to shareholders in 2005 to approximately $21.4 million. Furthermore, the Company plans to return to shareholders an additional $15 million, at a minimum, in either share repurchases or dividends over the next 15 months. Final programs utilizing cash resources for this purpose are subject to market conditions and applicable legal requirements.

         Jamieson Karson, Chairman and Chief Executive Officer of Steven Madden, Ltd., stated, "Steven Madden, Ltd. is perhaps better positioned than ever before. We are gratified by the consistently improving operating performance during fiscal 2005 and are confident about what this means for the future. Further, we continue to take comfort in the solid financial foundation that is afforded by our pristine balance sheet. We are quite pleased that the combination of these factors has enabled us to provide this additional return to our shareholders.

         "Importantly, we believe that even with this special one-time dividend, Steven Madden Ltd. has and will continue to generate sufficient cash to fund the Company's general capital requirements, reinvestments in the business, and initiatives required to execute our growth strategies. We are optimistic as we continue to evolve into a true lifestyle branded Company, and look forward to continuing to drive growth and deliver significant value to our shareholders."

         The Company separately announced today financial results for its third quarter of fiscal 2005.

Steven Madden, Ltd. designs and markets fashion-forward footwear for women, men and children. The shoes are sold through Steve Madden retail stores, department stores, apparel and footwear specialty stores, and on-line at www.stevemadden.com. The Company has several licenses for the Steve Madden brand, including handbags, eyewear, hosiery, and belts, and owns and operates 95 retail stores under its Steve Madden brand and two retail stores under its Steven brand. The Company is also the licensee for l.e.i. Footwear, Candie's Footwear and UNIONBAY Men's Footwear.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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